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                                                                   EXHIBIT 21(a)


                     SUBSIDIARIES OF REX STORES CORPORATION

                                                                     State of
         Name                                                     Incorporation
         ----                                                     -------------
Rex Radio and Television, Inc.                                      Ohio

Stereo Town, Inc.                                                   Georgia

Kelly & Cohen Appliances, Inc.                                      Ohio

Rex Kansas, Inc.(1)                                                 Kansas

AVA Acquisition Corp.(2) (3)                                        Delaware

Rex Louisiana, Inc.(3)                                              Ohio

Rex Alabama, Inc.(1)                                                Ohio

REX Investment, LLC (4)                                             Ohio

rexstores.com, Inc.                                                 Ohio


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(1)  Wholly-owned subsidiary of Rex Radio and Television, Inc.

(2)  Wholly-owned subsidiary of Kelly & Cohen Appliances, Inc.

(3)  Non-operating subsidiary.

(4) Kelly & Cohen Appliances, Inc. owns a 98.032% Class A interest and a 95% Class C interest. AVA Acquisition Corp. owns a 95.46% Class B interest and a 5% Class C interest.